1997 INCENTIVE STOCK OPTION PLAN AND 1997
                         NONSTATUTORY STOCK OPTION PLAN

    1. Names and Purposes of the Plans. This Plan document is intended to implement and govern two separate Stock Option Plans of American Alliance Corporation, a Nevada corporation (the "Company"): the 1997 Incentive Stock Option Plan ("Plan A") and the 1997 Nonstatutory Stock Option Plan ("Plan B") (collectively the "Plans"). Plan A provides for the granting of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Internal Revenue Code, as amended. Plan B provides for the granting of options that are not intended to so qualify. Unless specified otherwise, all the provisions of this Plan document relate equally to both Plan A and Plan B, which Plans are condensed into one Plan document solely for purposes of administrative convenience and are not intended to constitute tandem plans. The purposes of the Plans are (a) to attract and retain the best available people for positions of substantial responsibility, and (b) to provide additional incentive to the Employees of the Company (and its future parents and subsidiaries, if any) and to promote the success of the Company's business.

    2. Definitions. For purposes of the Plans, the following terms will have the respective meanings indicated:

         (a)  "Board" shall mean the Board of Directors of the Company;

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended;

         (c) "Common Stock" shall mean the Class A common stock of the Company;

         (d) "Company" shall mean American Alliance Corporation, a Nevada corporation;

         (e) "Committee" shall mean the committee appointed by the Board in accordance with Paragraph 3(a) of this Plan document, if one is appointed;

         (f) "Employee" shall mean any person, including an officer or director, who is an employee (within the meaning of Section 422 of the Code) of the Company, any parent, any subsidiary or any successors to any of the foregoing;

         (g) "Incentive Option" shall mean an incentive stock option as defined in Section 422(b) of the Code;

         (h) "Non-Statutory Option" shall mean an option which does not qualify as an Incentive Option;

         (i) "Option" shall mean a stock option granted pursuant to the Plan, whether an Incentive Option or a Non-Statutory Option;

         (j) "Option Agreement" shall mean an agreement substantially in the form attached hereto as Exhibit A or the form attached hereto as Exhibit B, or such other form or forms as the Board (subject to the terms and conditions of the Plans) may from time to time approve, evidencing an Option;

         (k) "Option Grant Date" shall mean the date on which an Option is granted by the Board;

         (1) "Optioned Stock" shall mean the Common Stock subject to an Option granted pursuant to a Plan;

         (m) "Optionee" shall mean an Employee or other Eligible Person who receives an Option;

         (n) "Outstanding Incentive Option" shall mean any Incentive Stock Option which has not yet been exercised in full or has not yet expired by lapse of time;

         (o) "Parent" shall mean a "parent corporation" as defined in Section 424(e) of the Code;

         (p) "Plan A" shall mean the 1997 Incentive Stock Option Plan;

         (q) "Plan B" shall mean the 1997 Non-Statutory Stock Option Plan;

         (r) "Predecessor Corporation" shall mean a corporation which is a party to a transaction described in Code Section 424(a) (or which would be so described if a substitution or assumption under such section had been effected) with the Company, a Parent, a Subsidiary or a predecessor corporation of any such corporations.

         (s)"Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 13 of this Plan document;

         (t) "Stock Purchase Agreement" shall mean an agreement substantially in the form attached hereto as Exhibit D or such other form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, which is to be executed as a condition of purchasing Optioned Stock upon exercise of an Option as provided in a Plan; and,

         (u) "Subsidiary" shall  mean a subsidiary  corporation  as  defined  in
Section 424(f) of the Code.

3.    Administration of Plan.

        (a) Procedure. The Plans shall be administered by the Board.

        The Board may appoint a Committee consisting of not less than two (2) members of the Board to administer one or both of the Plans on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members of the Committee, and thereafter, directly administer the Plans. Any references herein to the Board shall refer to the Committee, if one is appointed, to the extent of the Committee's authority.

        (b) Limitations on Members of Board. Members of the Board who are either eligible for options or have been granted Options may vote on any matters affecting the administration of the Plans or the grant of any Options pursuant to the Plans; except that no such member shall act in connection with an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to Options of such member.

        (c) Powers of the Board. Subject to the provisions of the Plan the Board shall have the authority, in its discretion, to make all determinations necessary or advisable for the administration of the Plans, including without limitation:

                (i) to determine, upon review of relevant information, the then fair market value per share of the Common Stock;

                (ii) to determine the exercise price of the Options to be granted, subject to the provisions of Paragraph 8 of this Plan document;

                (iii)to determine the Employees to whom, and the time or times at which, Options shall be granted, and the number of shares of Optioned Stock to be represented by each Option;

                (iv) to determine whether Options granted hereunder shall be granted under Plan A as Incentive Options or Plan B as Non-statutory Options;

                (v) to prescribe, amend and rescind rules and regulations relating to the Plans;

                (vi) to determine the terms and provisions of each Option granted under the Plans (which need not be identical) and to modify or amend each Option (with or without consent of the Optionee, if necessary);

                (vii) to accelerate the exercise date of any Option;

                (viii)  to  construe  and  interpret   the  Plans,   the  Option
        Agreements, Stock Purchase Agreements and any other agreements provided for hereunder; and

                (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board or to take such other actions as may be necessary or advisable with respect to the Company's rights pursuant to the Option, Stock Purchase Agreement or other agreement approved hereunder.

        (d) Effect of the Board's or Committee's Decision. All decisions, determinations and interpretations of the Board or the Committee shall be final and binding on all Optionees and any other proper holders of any Options granted under the Plan.

4. Stock Subject to the Plan. Subject to the provisions of Section 13 of this Plan document, the maximum aggregate number of shares which may be optioned under these Plans is 1,250,000 shares of authorized Common Stock. This constitutes an absolute cumulative limitation on the total number of shares that may be optioned under Plan A and Plan B and, therefore, at any particular date the maximum aggregate number of shares which may be optioned under Plan A is equal to 1,250,000 minus the number of shares previously optioned under Plan A and Plan B; and the maximum aggregate number of shares which may be optioned under Plan B is equal to 1,250,000 minus the number of shares which have been previously optioned under Plan A or Plan B. All shares to be optioned under either Plan A or Plan B may be either authorized but unissued shares or shares held in the treasury. Shares of Common Stock that (a) are repurchased by the Company after issuance hereunder pursuant to the exercise of an Option or (b) are not purchased by the Optionee prior to the expiration of the applicable Option Period (as described hereinbelow) shall again become available to be covered by Options to be issued hereunder and shall not, as of the effective date of such repurchase or expiration, be counted as having been previously optioned for purposes of the above-described maximum number of shares which may be optioned hereunder.

5. Eligibility. Options under Plan A may be granted to any Employee who is designated by the Board in its discretion. NonEmployees, including directors of the Company or any Parent or Subsidiary, who are not regular employees of the Company, are not eligible to receive Options under Plan A. Options under Plan B may be granted to any Employee, any Non-Employee director of Company or any Parent or Subsidiary, and any consultant or independent contractors who provide valuable services to the Company (or its Parent or Subsidiary), all as designated by the Board in its discretion. An Optionee who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options. Options may be granted to one or more persons without being granted to other eligible persons, as the Board may deem fit.

6. Term of the Plan. Plan A shall become effective immediately upon the earlier to occur of its adoption by the Board or its approval by vote of a majority of the outstanding shares of the Company entitled to vote on the adoption of such Plan. Plan B shall become effective immediately upon its adoption by the Board. Each Plan shall continue in effect until December 31, 2007 unless sooner terminated under Sections 15 or 18 of this Plan document. No Option may be granted under a Plan after its expiration.

7. Option Period. Each Option granted pursuant to either Plan shall be evidenced by an Option Agreement. Each Option shall expire and all rights thereunder shall end at the expiration of such period (which shall in no event be more than ten
(10) years) after the Option Grant Date as shall be fixed by the Board, subject in all cases to earlier expiration as provided in Section 11 of this Plan document. Notwithstanding the foregoing, the term of each Incentive Option granted to an Employee who, at the time the Incentive Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (determined as required by the Code as applied to Incentive Options) shall not be more than five (5) years from the Option Grant Date.

8.    Option Price and Consideration.

        (a) Price. The per share Option price for the Shares to be issued pursuant to an Option granted under either Plan shall be such price as is determined by the Board in its sole discretion. Notwithstanding the foregoing, with respect to Incentive Options granted under Plan A: (i) such price shall in no event be less than one hundred percent (100%) of the fair market value per Share of the Company's Common Stock on the Option Grant Date, as determined by the Board; and (ii) in the case of an Incentive Option granted to an Employee who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent, Subsidiary or Predecessor Corporation (determined as required by the Code as applied to Incentive Options), the per share Option price shall be at least one hundred ten percent (110%) of the fair market value as of the Option Grant Date, as determined by the Board. The fair market value shall be determined by the Board in its sole discretion, exercised in good faith; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the mean of the reported bid and asked price for the Common Stock on the date of the grant, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on the exchange as of the date of grant of the Option.

        (b) Form of Consideration. The form of consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist of cash, promissory notes, or the surrender of shares of Common Stock having a fair market value on the date of surrender equal to the purchase price of the Shares as to which said Option shall be exercised, a combination thereof, or such other consideration and method of payment for the issuance of Shares as is permitted under applicable law.

        (c) Promissory Notes. If the consideration for the exercise of an Option is a promissory note, such note shall be a full recourse promissory note executed by the Optionee. If the option is an Incentive Option under Plan A, such note shall bear interest at a per annum rate which is not less than the greater of (i) the applicable "test rate" described in Treasury Regs. Section 1.4831(d) in effect on the date of exercise or (ii) a fair market interest rate, as determined by the Board in its good faith discretion. If a promissory note is given as consideration, the Company may retain the Shares purchased upon exercise of the Option in escrow as security for payment of the promissory note.

        (d) Surrendered Common Stock. If the consideration for the exercise of an Option is the surrender of previously acquired and owned shares of common stock of the Company, the Optionee will be required to make representations and warranties satisfactory to the Company regarding the Optionee's title to the shares used to effect the purchase, including without limitation, representations and warranties that the Optionee has good and marketable title to such shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions and has full power to deliver such shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a form satisfactory to the Company. The value of the shares used to effect the purchase shall be the fair market value of those shares as determined by the Board in its sole discretion, exercised in good faith.

9. Limit on Value of Optioned Stock Issued Under Plan A. The aggregate fair market value (determined as of the Option Grant Date of each Option) of the Shares with respect to which Incentive Options are exercisable for the first time by the Optionee during any calendar year under Plan A and all other incentive stock option plans of the Company, any Parent or Subsidiary, or any Predecessor Corporation of any such corporation shall not exceed One Hundred Thousand Dollars ($100,000.00), as determined pursuant to Section 422(d) of the Code.

10.   Exercise of Option.

        (a) General Terms. Any Option granted hereunder shall be exercisable at such times and under such conditions as may be determined by the Board which conditions may include performance criteria with respect to the Company and/or the Optionee or provisions for vesting over a period of time conditioned upon continued employment and shall include the contemporaneous execution of a Stock Purchase Agreement in a form approved by the Board and as shall be permissible under the terms of the Plan. In all events, in order to exercise an Option hereunder the Optionee shall execute a Stock Purchase Agreement in a form approved by the Board and shall deliver the required (or permitted) exercise consideration to the Company. As a condition to the exercise of an Option, the Board may require the Optionee pursuant to the Option Agreement to agree to restrictions on the sale or other transfer of ownership of the Common Stock acquired by an Optionee or to sell such Shares to the Company upon termination of employment.

        (b) Partial Exercise. An Option may be exercised in accordance with the provisions of either Plan as to all or any portion of the Shares then exercisable under an Option, from time to time during the term of the Option. An Option may not be exercised for a fraction of a Share.

        (c) Time of Exercise. An Option shall be deemed to be exercised when the Company has received at its principal business office: (i) written notice of such exercise in accordance with the terms of the Option Agreement and given by the person entitled to exercise the Option; (ii) full payment for the Shares with respect to which the Option is exercised; (iii) the executed Stock Purchase Agreement if required; and (iv) any other representations or agreements required by the terms of this Plan or the Option Agreement. Full payment may consist of such consideration as is authorized by the Board as provided hereunder.

        (d) No Rights as Shareholder Until Exercise. Until this Option is properly exercised hereunder and the Company receives full payment for the Shares with respect to which the Option is exercised, no right to receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Option is properly exercised and payment in full is received, except as provided in Section 13 of this Plan document.

        (e) Issuance of Share Certificates. As soon as practicable after any proper exercise of an Option in accordance with the provisions of this Plan document and payment in full for the exercised Shares, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal business office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing the Shares of Common Stock as to which the Option has been exercised. The time of issuance and delivery of the certificates) representing the Shares of Common Stock may be postponed by the Company for such period as may be required for it, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange and any law or regulation applicable to the issuance and delivery of such Shares.

        (f) Reduction of Shares Upon Exercise. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

11.   Termination of Employment.

        (a) General. If an Optionee ceases to be an Employee for any reason then, except as provided in Paragraph 11(a) or 11(b) hereof, any Option of the Optionee, whether vested or non-vested, and if issued under Plan A or Plan B, shall terminate as of the date of termination of employment.

        (b)Death or Disability. If Optionee dies or becomes disabled (within the meaning of Code Section 422 and the rules and regulations thereunder) then, within the earlier of thirty (30) days (or such other period of time not exceeding six (6) months as set forth in the Option Agreement) following the date of such death or disability and the time the Option expires by its terms, the Optionee or such person or persons to whm the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution, may exercise the Option to the extent it was vested and exercisable on the date of death or disability.

12. Non-transferability of Options. The Options and any rights and privileges granted under any Option Agreement are not transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will and the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee.

13.   Adjustments Upon Changes in Capitalization.

        (a) Reorganizations, Recapitalization, Etc. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend (but only on Common Stock), stock split, reverse stock split or other similar transaction, or, if any other increase or decrease occurs in the number of Shares of Common Stock of the Company without the receipt of consideration by the Company, then an appropriate and proportional adjustment shall be made in (i) the number and kind of shares of stock covered by each outstanding Option, (ii) the number and kind of shares of stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted (or which have been returned to the Plan upon cancellation of an Option), and (iii) the exercise price per share of stock covered by each such outstanding Option. The granting of stock options or bonuses to Employees of the Company and the conversion of any convertible securities of the Company shall not be deemed to have been "effected without the receipt of consideration." Notwithstanding the foregoing, no adjustment need be made under this paragraph if, upon the advice of counsel, the Board determines that such adjustment may result in federal taxable income to the holders of Options or Common Stock or other classes of the Company's securities.

        (b) Dissolution, Liquidation, Etc. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale (or exchange through merger) of substantially all the property or more than fifty percent (50%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and any Option theretofore granted hereunder shall terminate.
Notwithstanding the foregoing, the Board may provide in writing in connection with, or in contemplation of, such transaction for any, all or none of the following alternatives (separately or in combination): (i) for all or a portion of the Options theretofore granted to become immediately exercisable; (ii) for the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of new options covering the stock of the successor corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the Options theretofore granted shall continue in the manner and under the terms so provided.

        (c) No Fractional Shares. No fractional shares of the Common Stock shall be issuable on account of any action under this Paragraph 13, and the aggregate number of shares into which Shares then covered by an Option, when changed as the result of such action, shall be reduced to the largest number of whole Shares resulting from such action. Notwithstanding the foregoing, the Board, in its sole discretion, may determine to issue scrip certificates, in respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

        (d) Binding Effect of Board Determinations. All adjustments under this Paragraph 13 shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

        (e) No Other Adjustments. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to the Plan or any Options.

14. Amendment and Termination of the Plan.

        (a) Amendment and Termination. The Board may at any time and from time to time suspend or terminate either Plan. The Board may also amend or revise either Plan from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of the majority of the outstanding shares of the Company's Common Stock, no such revision or amendment shall amend Plan A or Plan B so as to:

                (i) Increase the number of Shares subject to Plan A or Plan B other than in connection with an adjustment under Section 13 of this Plan document;

                (ii) Permit the granting of Incentive Options to anyone other than as provided in Paragraph 5;

                (iii) Remove the administration of Plan A or Plan B from the Board;

                (iv) Extend the term of Plan A or Plan B beyond that provided in Paragraph 6 hereof;

                (v) Extend the term of any Incentive Option beyond the maximum term set forth in Paragraph 7;

                (vi) Permit the granting of Incentive Options which would not qualify as Incentive Stock Options; or

                (vii) Decrease the per share option price required with respect to Incentive Options under Paragraph 8(a) hereof.

        (b) Effect of Termination. Except as otherwise provided in Section 13, without the written consent of the Optionee, any such termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been terminated.

15. Conditions Upon Issuance of Shares. Options granted under either Plan are conditioned upon the Company obtaining any required permit, or exemption from the qualification or registration provisions of any applicable state securities law and other appropriate governmental agencies, authorizing the Company to issue such Options and Optioned Stock upon terms and conditions acceptable to the Company. Shares shall not be issued with respect to an Option granted under either Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Board may require the person exercising such Option to execute an agreement approved by the Board, and may require the person exercising such Option to make any representation and warranty to the Company as may, in the judgment of counsel to the Company, be required under applicable laws or regulations.

16. Reservation of Shares. During the term of the Plans, the Company will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plans. During the term of the Plans, the Company will use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency the requisite authorization(s) deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

17. Taxes, Fees, Expenses and Withholding of Taxes.

        (a) Issue and Transfer Taxes. The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and the issue and transfer of Shares pursuant to the exercise of such Options, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

        (b) Withholding. The grant of Options hereunder and the issuance of Shares of Common Stock pursuant to the exercise of such Options are conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise of the Option.

18. Shareholder Approval of Plan A and Plan B. Continuance of Plan A and Plan B and the effectiveness of any Option granted under such Plan shall be subject to approval by the holders of the outstanding voting stock of the Company in accordance with applicable law within twelve (12) months before or after the date Plan A and Plan B is adopted by the Board. Any Options granted under Plan A and Plan B prior to obtaining such shareholder approval shall be granted upon the conditions that the Options so granted: (i) shall not be exercisable prior to such approval and (ii) shall become null and void ab initio if such shareholder approval is not obtained.

19. Liability of Company. The Company, its Parent or any Subsidiary which is in existence or hereafter comes into existence, will not be liable to an Optionee granted an Incentive Option or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Options granted hereunder are not Incentive Stock Options.

20. Notices. Any notice to be given to the Company pursuant to the provisions of the Plans shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to an Optionee shall be delivered personally or addressed to such Optionee at the address given beneath such Optionee's signature on such Optionee's Stock Option Agreement, or at such other address as such Employee (or any transferee) upon the transfer of the Optioned Stock may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each transferee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of such person's direct mailing address.

21. No Enlargement of Employee Rights. This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for or a condition of the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company, its Parent, Subsidiary or a successor corporation, or to interfere with the right of the Company or any such corporations to discharge or retire any Employee thereof at any time. No Employee shall have any right to or interest in Options authorized hereunder prior to the grant of such Option to such employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

22.   Legends on Certificates.

        (a) Federal Law. Unless an appropriate registration statement is filed pursuant to the Federal Securities Act of 1933, as amended, with respect to the Options and Shares issuable under the Plans, each certificate representing such Options and Shares shall be endorsed on its face with a legend substantially as follows:

         "THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."


        (b) State Legend. If required by applicable state authorities each certificate representing the Options and Shares issuable under the Plans shall be endorsed on its face with any legends required by such authorization.

        (c) Additional Legends. Each certificate representing the Options and Shares issuable under the Plans shall also contain legends as are set forth in any Stock Purchase Agreement or other agreement the execution of which is a condition to the exercise of an Option under this Plan. In addition, each Option Agreement shall be endorsed with a legend substantially as follows:


         "THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION MAYBE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, TO BE ENTERED INTO BETWEEN THE HOLDER OF THIS OPTION AND THE COMPANY AS A CONDITION TO EXERCISE OF THIS OPTION."


23. Availability of Plan. A copy of the Plans shall be delivered to the Secretary of the Company and shall be shown by him to any eligible person making reasonable inquiry concerning it.

24. Invalid Provisions. In the event that any provision of the Plans is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

25. Applicable Law. These Plans shall be governed and construed in accordance with the laws of the State of Nevada applicable to contracts executed, and to be fully performed, in Nevada.









        IN WITNESS WHEREOF, pursuant to the due authorization and adoption of these Plans by the Board on _________, 199__, the Company has caused these Plans to be duly executed by its duly authorized officers, effective as of __________, 199__.

                                                   American Alliance Corporation

                                                   a Nevada corporation




                                                   By: _________________________
                                                   Title: ___________

                                   EXHIBIT "A"

                                     PLAN A

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER OR
DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, TO BE ENTERED INTO BETWEEN OPTIONEE AND THE COMPANY AS A CONDITION TO EXERCISE OF THIS OPTION.

                        INCENTIVE STOCK OPTION AGREEMENT

         AGREEMENT  made as of the ___ day of  _______,  199__,  by and  between
American  Alliance   Corporation  a  Nevada  corporation   (hereinafter   called
"Company") and ____________ (hereinafter called "Optionee").

                                    RECITALS

         A. The Board of Directors of the Company has adopted the Company's 1997 Incentive Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of selected key employees (including officers and employee directors), who contribute to the financial success of the Company or its parent or subsidiary corporations.

         B. Optionee is a key member of the Company or its parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to the Optionee.

         C. The granted option is intended to be an incentive stock option ("Incentive Option") within the meaning of Section 422 of the Internal Revenue Code.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, there is hereby granted to Optionee, as of the date of this Agreement (the "Grant Date"), a stock option to purchase up to __________ shares of the Company's Common Stock (the "Optioned Shares") from time to time during the option term at the option price of $_____ per share.

         2. Plan. The options granted hereunder are in all instances subject to the terms and conditions of the Plan. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall control. Optionee acknowledges receipt of a copy of the Plan and hereby accepts this option subject to all of the terms and conditions of the Plan. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

         3. Option Term. This option shall have a maximum term of ___ (__) years measured from the Grant Date and shall accordingly expire at the close of business on ______, _____ (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 7, 9(a) or 20.

         4. Option Nontransferable; Exception. This option shall be neither transferable nor assignable by Optionee, either voluntarily or involuntarily, other than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.

         5. Condition Precedent to Exercise. This option may not be exercised in whole or in part at any time prior to the time the Company has satisfied the following condition precedent: ______________. In the event the foregoing condition precedent has not been satisfied prior to the Expiration Date or prior to this option's earlier termination in accordance with Paragraph 7, 9(a) or 20, then this option shall terminate and cease to be outstanding.

         6. Dates of Exercise. This option may not be exercised in whole or in part at any time prior to the time it is approved by the Company's shareholders in accordance with Paragraph 20. Provided such shareholder approval is obtained and the condition precedent to exercise set forth in Paragraph 5 has been satisfied, this option shall become exercisable for 100% of the Optioned Shares one (1) year from the Grant Date, provided that in no event may options for more than One Hundred Thousand Dollars ($100,000) of Optioned Shares, calculated at the exercise price, become exercisable for the first time in any calendar year. Once exercisable, options shall remain so exercisable until the expiration or sooner termination of the option term under Paragraph 7 or Paragraph 9(a) of this Agreement. In no event, however, shall this option be exercisable for any fractional shares.

    7. Accelerated Termination of Option Term. The option term specified in Paragraph 3 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

         (i) Except as otherwise provided in subparagraphs (ii) and (iii) below, should Optionee cease to be an Employee of the Company for any reason at any time during the option term, any option of the Optionee, whether vested or non-vested, and if issued under Plan A, shall terminate as of the date of termination of employment.

         (ii) Should Optionee die while this option is outstanding, then the executors or administrators of Optionee's estate or Optionee's heirs or legatees (as the case may be) shall have the right to exercise this option for the number of shares (if any) for which the option is exercisable on the date of the optionee's death. Such right shall lapse and this option shall cease to be exercisable upon the earlier of (i) six (6) months from the date of the optionee's death or (ii) the Expiration Date.

         (iii) Should Optionee become permanently disabled and cease by reason thereof to be an Employee of the Company at any time during the option term, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of Employee status) during which to exercise this option; provided, however, that in no event shall this option be exercisable at any time after the Expiration Date. Optionee shall be deemed to be permanently disabled if Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) months, unable to perform his/her usual duties for the Company or its Parent or Subsidiary corporations. Upon the expiration of the limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

         (iv) For purposes of this Paragraph 7 and for all other purposes under this Agreement, Optionee shall be deemed to be an Employee of the Company and to continue in the Company's employ for so long as Optionee remains an Employee of the Company or one or more of its parent or subsidiary corporations as such terms are defined in the Plan.

    8.  Adjustment in Option Shares
 .
         (a) In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration (as set forth in the Plan), then appropriate adjustments will be made to (i) the total number of Optioned Shares subject to this option and (h) the option price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

         (b) If the Company is the surviving entity in any merger or other business combination, then this option, if outstanding under the Plan immediately after such merger or other business combination shall be appropriately adjusted to apply and pertain to the number and class of securities to which Optionee immediately prior to such merger of other business combination would have been entitled to receive in the consummation of such merger or other business combination.

    9.  Special Termination of Option.

         (a) In the event of one or more of the following transactions (a "Corporate Transaction"):

                  (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or
                  (iii) any other corporate reorganization or business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred, or exchanged through merger, to different holders in a single transaction or a series of related transactions;

then this option shall terminate upon the consummation of such Corporate Transaction and cease to be exercisable, unless it is expressly assumed by the successor corporation or parent thereof. The Company shall provide Optionee with at least thirty (30) days prior written notice of the specified date for the Corporate Transaction. The Company can give no assurance that the options shall be assumed by the successor corporation or its parent company and it may occur that some options outstanding under the Plan will be assumed while these options are terminated.

         (b) In the event of a Corporate Transaction, the Company may, at its option, accelerate the vesting schedule contained in Section 6 hereof, but shall have no obligation to do so. The Company shall have the right to accelerate other options outstanding under the Plan or any other plan, even if it does not accelerate the options of Optionee hereunder.

         (c) This Agreement shall not in any way affect the right of the Company to make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      10. Privilege of Stock Ownership. The holder of this option shall not have any of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the option and paid the option price in accordance with this Agreement.

      11.  Manner of Exercising Option.

         (a) In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                  (i) Execute and deliver to the Secretary of the Company a stock purchase agreement in substantially the form of Exhibit D to this Agreement (the "Purchase Agreement");

                  (ii) Pay the aggregate option price for the purchased shares in cash, unless another form of consideration is permitted as described in Exhibit C, if any, attached hereto or by the Board at the time of exercise.

      (b) This option shall be deemed to have been exercised with respect to the number of Optioned Shares specified in the Purchase Agreement at such time as the executed Purchase Agreement for such shares shall have been delivered to the Company and all other conditions of this Section have been fulfilled. Payment of the option price shall immediately become due and shall accompany the Purchase Agreement. As soon thereafter as practical, the Company shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for.



12. Compliance with Laws and Regulations.

      (a) The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

      (b) In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

13. Successors and Assigns. Except to the extent otherwise provided in Paragraph 4 or 9(a), the provisions of this Agreement shall insure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

14.  Liability of Company.

         (a) If the Optioned Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of
      Section 18 of the Plan.

         (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option without the imposition of requirements unacceptable to the Company in its reasonable discretion shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

         (c) Neither the Company nor any Parent, Subsidiary or successor corporation will have any liability to Optionee or any other person if it is determined for any reason that any options granted hereunder are not Incentive Stock Options.

15. No Employment Contract. Except to the extent the terms of any written employment contract between the Company and Optionee may expressly provide otherwise, the Company (or any parent or subsidiary corporation of the Company employing Optionee) shall be under no obligation to continue the employment of Optionee for any period of specific duration and may terminate Optionee's status as an Employee at any time, with or without cause.

16. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of its Secretary at its corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

17. Loans or Guarantees. The Company may, in its absolute discretion and without any obligation to do so, assist Optionee in the exercise of this option by (i) authorizing the extension of a loan to Optionee from the Company, (ii) permitting Optionee to pay the option price for the purchased Common Stock in installments over a period of years, or (iii) authorizing a guarantee by the Company of a third party loan to Optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate, the Collateral requirements and terms of repayment) shall be established by the Company in its sole discretion.

18. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the Plan. All decisions of the Company with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

19. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Nevada.

20. Shareholder Approval. The grant of this option is subject to approval of the Plan by the Company's shareholders within twelve (12) months after the adoption of the Plan by the Board of Directors, and this option may not be exercised in whole or in part until such shareholder approval is obtained. In the event that such shareholder approval is not obtained, then this option shall thereupon terminate and Optionee shall have no further rights to acquire any Optioned Shares hereunder.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, all as of the day and year indicated above.

                                             American Alliance Corporation
                                             a Nevada corporation



                                             -----------------------------------
                                             By: __________________
                                             Title: ________________




------------------------------------
Optionee

Address:

                                   EXHIBIT "B"

                                     PLAN A

                     Other Forms of Acceptable Consideration

             [If no forms are listed hereon, cash shall be the only
            acceptable form of consideration for the exercise of the
                                    options.]

                                -----------------

                                   EXHIBIT "C"

                                     PLAN B

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION TATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, TO BE ENTERED INTO BETWEEN OPTIONEE AND THE COMPANY AS A CONDITION TO EXERCISE OF THIS OPTION.

      NON-STATUTORY STOCK OPTION AGREEMENT

      AGREEMENT  made  as of the  ____  day of  ______,  199__,  by and  between
American  Alliance  Corporation,   a  Nevada  corporation   (hereinafter  called
"Company"), and _______________ (hereinafter called "Optionee").

      RECITALS

      A. The Board of Directors of the Company has adopted the Company's 1997 Non-Statutory Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of selected key employees (including officers and employee directors) and others (collectively, "Eligible Persons"), who contribute to the financial success of the Company or its parent or subsidiary corporations.

      B. Optionee is an Eligible Person and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee.

      C. The granted option is not intended to be an incentive stock option ("Incentive Option") within the meaning of Section 422 of the Internal Revenue Code, but is rather a non-statutory option.

      NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, there is hereby granted to Optionee, as of the date of this Agreement (the "Grant Date"), a stock option to purchase up to
           _________ shares of the Company's Common Stock (the "Optioned Shares") from time to time during the option term at the option price of $____ per share.

2. Plan. The options granted hereunder are in all instances subject to the terms and conditions of the Plan. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall control. Optionee acknowledges receipt of a copy of the Plan and hereby accepts this option subject to all of the terms and conditions of the Plan. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

3. Option Term. This option shall have a maximum term of years measured from the Grant Date and shall accordingly expire at the close of business on _____ ____ , 199__ (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 6 or 8(a).

4. Option Nontransferable; Exception. This option shall be neither transferable nor assignable by Optionee, either voluntarily or involuntarily, other than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.

5. Dates of Exercise. This option shall be exercisable as follows: _________. Once exercisable, options shall remain so exercisable until the expiration or sooner termination of the option term under Paragraph 6 or Paragraph 8(a) of this Agreement. In no event, however, shall this option be exercisable for any fractional shares.

6. Accelerated Termination of Option Term. The option term specified in Paragraph 3 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

        (i) (i) Except as otherwise provided in subparagraphs (ii) and (iii) below, should Optionee cease to be an Employee of the Company for any reason at any time during the option term, any option of the Optionee, whether vested or non-vested, and if issued under Plan B, shall terminate as of the date of termination of employment.

        (ii) Should Optionee die while this option is outstanding, then the executors or administrators of Optionee's estate or Optionee's heirs or legatees (as the case may be) shall have the right to exercise this option for the number of shares (if any) for which the option is exercisable on the date of the optionee's death. Such right shall lapse and this option shall cease to be exercisable upon the earlier of (i) six (6) months from the date of the optionee's death or (ii) the Expiration Date.

        (iii) Should Optionee become permanently disabled and cease by reason thereof to be an Employee of the Company at any time during the option term, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of Employee status) during which to exercise this option; provided, however, that in no event shall this option be exercisable at any time after the Expiration Date. Optionee shall be deemed to be permanently disabled if Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) months, unable to perform his/her usual duties for the Company or its Parent or Subsidiary corporations. Upon the expiration of the limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

        (iv) For purposes of this Paragraph 6 and for all other purposes under this Agreement, if Optionee is an Employee, Optionee shall be deemed to be an Employee of the Company and to continue in the Company's employ for so long as Optionee remains an Employee of the Company or one or more of its parent or subsidiary corporations as such terms are defined in the Plan. For purposes of this Paragraph 6 and for all other purposes under this Agreement, if Optionee is not an Employee, but is eligible because Optionee is a director, consultant or contractor of Company or a parent or subsidiary corporation, Optionee shall be deemed to be an Eligible Person for so long as Optionee remains a director, consultant or contractor of the Company or one or more of its parent or subsidiary corporations as such terms are defined in the Plan.

7.    Adjustment in Option Shares.

        (a) In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration (as set forth in the Plan), then appropriate adjustments will be made to (i) the total number of Optioned Shares subject to this option and
(ii) the option price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

        (b) If the Company is the surviving entity in any merger or other business combination, then this option, if outstanding under the Plan immediately after such merger or other business combination shall be appropriately adjusted to apply and pertain to the number and class of securities to which Optionee immediately prior to such merger or other business combination would have been entitled to receive in the consummation of such merger or other business combination.

8.    Special Termination of Option.

        (a) In the event of one or more of the following transactions (a "Corporate Transaction"):

                (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

                (ii)the  sale,   transfer  or  other   disposition   of  all  or
        substantially all of the assets of the Company; or

                (iii) any other corporate reorganization or business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred, or exchanged through merger, to different holders in a single transaction or a series of related transactions;

then this option shall terminate upon the consummation of such Corporate Transaction and cease to be exercisable, unless it is expressly assumed by the successor corporation or parent thereof. The Company shall provide Optionee with at least thirty (30) days prior written notice of the specified date for the Corporate Transaction. The Company can give no assurance that the options shall be assumed by the successor corporation or its parent company and it may occur that some options outstanding under the Plan will be assumed while these options are terminated.

        (b) In the event of a Corporate Transaction, the Company may, at its option, accelerate the vesting schedule contained in Section 5 hereof, but shall have no obligation to do so. The Company shall have the right to accelerate other options outstanding under the Plan or any other plan, even if it does not accelerate the options of Optionee hereunder.

        (c) This Agreement shall not in any way affect the right of the Company to make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

9. Privilege of Stock Ownership. The holder of this option shall not have any of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the option and paid the option price in accordance with this Agreement.

10.   Manner of Exercising Option.

        (a) In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                (i) Execute and deliver to the Secretary of the Company a stock purchase agreement in substantially the form of Exhibit "E" to this Agreement (the "Stock Purchase Agreement");

                (ii) Pay the aggregate option price for the purchased shares in cash, unless another form of consideration is permitted as described in Exhibit D, if any, attached hereto or by the Board at the time of exercise.

        (b) This option shall be deemed to have been exercised with respect to the number of Optioned Shares specified in the Purchase Agreement at such time as the executed Purchase Agreement for such shares shall have been delivered to the Company and all other conditions of this Section have been fulfilled. Payment of the option price shall immediately become due and shall accompany the Purchase Agreement. As soon thereafter as practical, the Company shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for.

11.   Compliance With Laws and Regulations.

        (a) The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

        (b) In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

12. Successors and Assigns. Except to the extent otherwise provided in Paragraph 4 or 8(a), the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

13.   Liability of Company.

        (a) If the Optioned Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of Section 18 of the Plan.

        (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option without the imposition of requirements unacceptable to the Company in its reasonable discretion shall relieve the Company of any liability with respect to the nonissuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

14. No Employment Contract. Except to the extent the terms of any written employment contract between the Company and Optionee may expressly provide otherwise, the Company (or any parent or subsidiary corporation of the Company employing Optionee) shall be under no obligation to continue the employment of Optionee for any period of specific duration and may terminate Optionee's status as an Employee at any time, with or without cause.

15. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of its Secretary at its corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

16. Withholding. Optionee acknowledges that, upon any exercise of this option, the Company shall have the right to require Optionee topay to the Company an amount equal to the amount the Company is required to withhold as a result of such exercise for federal and state income tax purposes.

17. Loans or Guarantees. The Company may, in its absolute discretion and without any obligation to do so, assist Optionee in the exercise of this option by (i) authorizing the extension of a loan to Optionee from the Company, (ii) permitting Optionee to pay the option price for the purchased Common Stock in installments over a period of years, or (iii) authorizing a guarantee by the Company of a third party loan to Optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate, the Collateral requirements and terms of repayment) shall be established by the Company in its sole discretion.

18. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Company with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

19. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Nevada.

20. REPURCHASE R1GHTS. OPTIONEE HEREBY AGREES THAT ALL OPTIONED SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE COMPANY AND ITS ASSIGNS TO REPURCHASE SUCH SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT,


        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, all as of the day and year indicated above.

                                                American Alliance Corporation
                                                a Nevada corporation



                                                By: ____________________________
                                                Title:

---------------------------

OPTIONEE:
         ------------------

Address:
         ------------------

---------------------------

                                   EXHIBIT "D"

                                     PLAN B

                     Other Forms of Acceptable Consideration

[If no forms are listed hereon, cash shall be the only acceptable form of consideration for the exercise of the options.]

                                   EXHIBIT "E"
                            STOCK PURCHASE AGREEMENT

    This Agreement is made as of this ____ day of ______, 199__, by and among American Alliance Corporation, a Nevada corporation ("Corporation"), and ________, the holder of a stock option under the Corporation's 1997 Stock Option Plan ("Optionee").

1.      EXERCISE OF OPTION

        1.1 Exercise. Optionee hereby purchases shares of Class A Common Stock of the Corporation ("Purchased Shares") pursuant to that certain option ("Option") granted Optionee on April 24th, 199__, under the Corporation's 1997 Stock Option Plan ("Plan") to purchase up to ______ shares of the Corporation's Common Stock at an option price of $___ per share ("Option Price").

        1.2 Payment. Concurrently with the delivery of this Agreement to the Secretary of the Corporation, Optionee shall pay the Option Price for the Purchased Shares in accordance with the provisions of the agreement between the Corporation and Optionee evidencing the Option ("Option Agreement") and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

2.      INVESTMENT REPRESENTATIONS

        2.1 Investment Intent. Optionee hereby warrants and represents that Optionee is acquiring the Purchased Shares for Optionee's own account and not with a view to their resale or distribution and that Optionee is prepared to hold the Purchased Shares for an indefinite period and has no present intention to sell, distribute or grant any participating interests in the Purchase Shares. Optionee hereby acknowledges the fact that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and that the Corporation is issuing the Purchased Shares to Optionee in reliance on the representations made by Optionee herein.

        2.2 Restricted Securities. Optionee hereby confirms that Optionee has been informed that the Purchased Shares may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act. Should Rule 144 subsequently become available, Optionee is aware that any sale of the Purchased Shares effected pursuant to the Rule may, depending upon the status of Optionee as an affiliate" or "non-affiliate" under the Rule, be made only in limited amounts in accordance with the provisions of the Rule, and that in no event may any Purchased Shares be sold pursuant to the Rule until Optionee has held the Purchased Shares for the requisite holding period following payment in cash of the Option Price for the Purchased Shares.

        2.3 Optionee Knowledge. Optionee represents and warrants that he or she has a preexisting business or personal relationship with the officers and directors of the Corporation, that he or she is aware of the business affairs and financial condition of the Corporation and that he or she has such knowledge and experience in business and financial matters with respect to companies in business similar to the Corporation to enable him or her to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto. Optionee further represents and warrants that the Corporation has made available to Optionee the opportunity to ask questions and receive answers from the Corporation concerning the terms and conditions of the issuance of the Purchased Shares and that he or she could be reasonably assumed to have the capacity to protect his or her own interests in connection with such investment.

        2.4 Speculative Investment. Optionee represents and warrants that he or she realizes that his or her purchase of the Purchased Shares will be a speculative investment and that he or she is able, without impairing his or her financial condition, to hold the Purchased Shares for an indefinite period of time and to suffer a complete loss of his or her investment. Optionee represents and warrants that he or she is aware and fully understands the implications of the restrictions upon transfer imposed by the Plan and therefore on the Purchased Shares.

        2.5 Restrictive Legends. In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREUNDER OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

3.      MISCELLANEOUS PROVISIONS

        3.1 Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or the Purchased Shares pursuant to the express provisions of this Agreement.

        3.2 Agreement Is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

        3.3 Governing Law. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        3.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        3.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Optionee and the Optionee's legal representatives, heirs, legatees, distributees, assigns and transfer by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                              American Alliance Corporation
                                              a Nevada corporation



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Optionee

Address: